EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Form S-8 No. 333-111280

(2) Form S-8 No. 333-111281

(3) Form S-8 No. 333-111282

(4) Form S-8 No. 333-139208

(5) Form S-3 No. 333-157390

of our reports dated April 1, 2011, with respect to the consolidated financial statements and schedule of Conn’s, Inc., and the effectiveness of internal control over financial reporting of Conn’s, Inc., included in this Annual Report (Form 10-K) of Conn’s, Inc. for the year ended January 31, 2011.

/s/ Ernst & Young, LLP

Houston, Texas

April 1, 2011